UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Master Spread Acquisition and MSR Servicing Agreement

On September 15, 2016, PennyMac Mortgage Investment Trust (the “Company”), through two of its wholly-owned subsidiaries, PennyMac Corp. (“PMC”) and PennyMac Holdings, LLC (“PMH”), entered into a Master Spread Acquisition and MSR Servicing Agreement (the “Spread Acquisition Agreement”) by and between PMC, as seller, and PMH, as purchaser. Pursuant to the Spread Acquisition Agreement, PMH may acquire from PMC, from time to time, the rights to receive certain excess servicing spread arising from mortgage servicing rights (“MSRs”) owned or acquired by PMC, in which case PMC generally would be required to service or oversee the subservicing of the related mortgage loans for the applicable agency or investor.  PMH currently intends to use the Spread Acquisition Agreement for the limited purpose of acquiring from PMC excess servicing spread relating to Freddie Mac MSRs owned or acquired by PMC.

The Spread Acquisition Agreement contains customary representations, warranties and covenants between PMC and PMH, as well as indemnities in favor of each party as a result of losses caused by certain actions or inactions of the other party.  As a condition to its acquisition of the excess servicing spread, PMH is also required to subordinate its rights to the excess servicing spread and its rights under the Spread Acquisition Agreement to the rights and interests of Freddie Mac in the MSRs as a whole, inclusive of the acquired excess servicing spread.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Spread Acquisition Agreement, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 hereto.  The specific terms of each transaction under the Spread Acquisition Agreement will be subject to the terms of such agreement as modified and supplemented by the terms of a confirmation executed in connection with such transaction.

Amended and Restated Loan and Security Agreement

On September 15, 2016, the Company, through PMC and PMH, also entered into an Amended and Restated Loan and Security Agreement, by and among PMC and PMH, as borrowers, and Citibank, N.A. (“Citibank”), as lender (the “Loan Agreement”). Pursuant to the Loan Agreement, PMC and PMH may finance certain MSRs and the related excess servicing spread pertaining to mortgage loans pooled into Freddie Mac securities, in an aggregate loan amount not to exceed $125 million. The repayment date under the Loan Agreement is October 20, 2016.

The Loan Agreement amends and restates that certain loan and security agreement, dated as of March 31, 2015, by and between PMC and Citibank. The primary purpose of the amendment and restatement is to allow PMH to acquire and finance excess servicing spread sold by PMC to PMH pursuant to the Spread Acquisition Agreement while continuing to permit PMC to finance the related MSRs.

The principal amount of the borrowings under the Loan Agreement is based upon a percentage of the market value (the “collateral value”) of the MSRs (inclusive of the excess servicing spread), subject to the maximum loan amount described above. Under the Loan Agreement, PMC granted to Citibank a security interest in all of its right, title and interest in, to and under the MSRs pledged to secure loans, and PMH granted to Citibank a security interest in all of its right, title and interest in, to and under the related excess servicing spread pledged to secure loans. On a monthly basis, or upon the repayment by PMC or PMH of the borrowing, PMC or PMH, as applicable, is required to pay Citibank accrued interest (at a rate reflective of the current market and based on LIBOR plus a margin) to the date of such repayment.

The obligations of PMC and PMH under the Loan Agreement are joint and several and are fully guaranteed by the Company. The mortgage loans relating to the MSRs are subserviced by PennyMac Loan Services, LLC, a controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI). The Company, through PMC and PMH, is required to pay Citibank a commitment fee in connection with the Loan Agreement, as well as certain other administrative costs and expenses.

The Loan Agreement contains margin call provisions that require PMC and PMH, to the extent that the outstanding loan amount exceeds the collateral value of the MSRs (inclusive of the excess servicing spread acquired by PMH) at any time, to repay borrowings in the amount required to eliminate such excess. The Loan Agreement also requires that PMC and PMH make certain representations, warranties and covenants customary for this type of transaction, including certain financial covenants consistent with other credit facilities as described below. The Loan Agreement contains events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, guarantor defaults, subservicer credit or termination events, bankruptcy or insolvency proceedings and other events of default customary for this type of transaction. The remedies for such events of default include the acceleration of the principal amount outstanding under the Loan Agreement and the liquidation by Citibank of the pledged MSRs then securing the borrowings.

The Loan Agreement requires the Company to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $830 million; (ii) a minimum in unrestricted cash and cash equivalents among the Company and its subsidiaries at all times equal to or greater than $40 million; (iii) a ratio of total indebtedness to adjusted tangible net worth at all times less than 5:1; and (iv) profitability of at least $1.00 for at least one (1) of the previous two (2) consecutive fiscal quarters, as of the end of the last fiscal quarter.

The Loan Agreement also requires PMH and PMC to maintain various financial and other covenants, which include maintaining (i) a minimum adjusted tangible net worth at all times greater than or equal to $220 million for PMH and  $140 million for PMC; (ii) a minimum in unrestricted cash and cash equivalents for PMC greater than $10 million as of the last day of the prior calendar month; (iii) a minimum in combined unrestricted cash and cash equivalents between PMH and PMC at all times greater than or equal to $25 million in the aggregate; and (iv) a ratio of total indebtedness to adjusted tangible net worth at all times not greater than 10:1 for each of PMH and PMC. All other terms and conditions of the original loan and security agreement and the related guaranty agreement remain the same in all material respects.

The pledges of the MSRs and excess servicing spread and the related security interests are also subject to a separate acknowledgement agreement by and among Citibank, PMC, PMH, and Freddie Mac, pursuant to which Citibank, PMC and PMH acknowledge and reaffirm that such security interests are subordinated to all rights, powers and prerogatives of Freddie Mac under its various agreements with PMC.  PMH is also required to subordinate its rights to the excess servicing spread and its rights under the Spread Acquisition Agreement to the prior payment and satisfaction in full of all obligations to Citibank. The acknowledgement agreement further requires (i) PMC, PMH and the Company to make certain representations and warranties customary for this type of transaction; (ii) PMC and the Company to make certain financial covenants that are no more restrictive than the corresponding financial covenants set forth in their other lending arrangements; and (iii) PMC to make certain covenants relating to the performance of the Freddie Mac mortgage loans in its servicing portfolio.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Loan and Security Agreement and the related Amended and Restated Guaranty Agreement, which have been filed with this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Spread Acquisition and MSR Servicing Agreement, dated as of September 15, 2016, between PennyMac Corp. and PennyMac Holdings, LLC

10.2	Amended and Restated Loan and Security Agreement, dated as of September 15, 2016, by and among PennyMac Corp., PennyMac Holdings, LLC and Citibank, N.A.

10.3	Amended and Restated Guaranty Agreement, dated as of September 15, 2016, by PennyMac Mortgage Investment Trust and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: September 21, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Senior Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Spread Acquisition and MSR Servicing Agreement, dated as of September 15, 2016, between PennyMac Corp. and PennyMac Holdings, LLC

10.2	Amended and Restated Loan and Security Agreement, dated as of September 15, 2016, by and among PennyMac Corp., PennyMac Holdings, LLC and Citibank, N.A.

10.3	Amended and Restated Guaranty Agreement, dated as of September 15, 2016, by PennyMac Mortgage Investment Trust and Citibank, N.A.